Exhibit 99.4

Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Nine Months Ended
	July 28, 2024	July 30, 2023

Cash flows from operating activities:
Net income	$143,623	$136,478
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	61,613	59,523
Share-based compensation	9,841	5,874
Changes in operating assets, liabilities and other	(22,003)	(6,319)

Net cash provided by operating activities	193,074	195,556

Cash flows from investing activities:
Purchases of property, plant and equipment	(87,733)	(78,813)
Purchases of short-term investments	(100,558)	(9,837)
Proceeds from maturities of short-term investments	44,696	22,500
Government incentives	1,541	2,033
Other	(4)	(116)

Net cash used in investing activities	(142,058)	(64,233)

Cash flows from financing activities:
Repayments of debt	(4,500)	(16,351)
Proceeds from share-based arrangements	1,074	1,241
Net settlements of restricted stock awards	(3,002)	(1,292)

Net cash used in financing activities	(6,428)	(16,402)

Effects of exchange rate changes on cash, cash equivalents, and restricted cash	(6,454)	13,813

Net increase in cash, cash equivalents, and restricted cash	38,134	128,734
Cash, cash equivalents, and restricted cash, beginning of period	501,867	322,409

Cash, cash equivalents, and restricted cash, end of period	$540,001	$451,143